STAG INDUSTRIAL ANNOUNCES FOURTH QUARTER AND YEAR-END
2016 RESULTS

Boston, MA — February 16, 2017 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a real estate investment trust focused on the acquisition and operation of single-tenant, industrial properties throughout the United States, today announced its financial and operating results for the fourth quarter of 2016.

“The strong fourth quarter results cap an impressive 2016 for the Company,” said Ben Butcher, Chief Executive Officer of the Company. "With historic acquisition levels and healthy portfolio operating metrics along with prudent capital allocation, STAG is well positioned for another excellent year.”

Highlights:

•
Reported $0.38 of net income per basic and diluted share for the fourth quarter of 2016, as compared to $(0.31) of net loss per basic and diluted share for the fourth quarter of 2015. Reported $28.6 million of net income attributable to common stockholders for the fourth quarter of 2016 compared to a net loss attributable to common stockholders of $(21.3) million for the fourth quarter of 2015. For the year ended 2016, net income attributable to common stockholders was $20.2 million as compared to a net loss of $(38.6) million in 2015.

•
Achieved $0.42 of Core FFO per basic and diluted share for the fourth quarter of 2016, an increase of 5.0% compared to the fourth quarter of 2015. Generated Core FFO of $33.1 million compared to $28.3 million for the fourth quarter of 2015, an increase of 17.2%. For the year ended December 31, 2016, Core FFO increased 13.3% in the aggregate compared to the same period last year and Core FFO per diluted share increased 6.0% compared to the same period last year.

•
Generated Cash NOI of $55.1 million compared to $48.8 million for the fourth quarter of 2015, an increase of 12.8%. For the year ended December 31, 2016, Cash NOI increased 13.6% in the aggregate compared to the same period last year.

•	Acquired 24 buildings in the fourth quarter of 2016, consisting of 4.5 million square feet for $219.7 million with a weighted average Capitalization Rate of 7.7%.

•
Sold 10 buildings in the fourth quarter of 2016, consisting of 2.2 million square feet for $103.3 million, inclusive of a portfolio of six buildings that was disposed of at a 6.9% weighted average Capitalization Rate.

•	Achieved occupancy of 94.7% on the total portfolio and 95.7% on the Operating Portfolio as of December 31, 2016.

•
Executed Operating Portfolio leases for 1.5 million square feet for the fourth quarter of 2016. Experienced a cash rent change and GAAP Rent Change of 5.6% and 9.8%, respectively, for the quarter’s Operating Portfolio leasing activity.

•
Experienced 69.1% Retention for 1.8 million square feet of leases expiring in the quarter. Achieved an increase in cash rent change and GAAP Rent Change of 2.0% and 11.4%, respectively, for these renewals.

•
Raised gross proceeds of $182.0 million of equity through the Company's at-the-market offering ("ATM") program for the fourth quarter of 2016. Subsequent to quarter end and through February 16, 2017, raised gross proceeds of $39.1 million through the ATM program.

•	Redeemed all $69 million of outstanding 9.0% Series A Preferred Stock on November 2, 2016.

•	Repriced two $150 million unsecured bank term loans on December 20, 2016 to reflect current favorable market pricing.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, February 17, 2017 at 10:00 a.m (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

FOURTH QUARTER 2016 KEY FINANCIAL MEASURES

	Three months ended December 31,			Year ended December 31,
Metrics	2016	2015	% Change	2016	2015	% Change
(in millions, except per share data)
Net income (loss) attributable to common stockholders	$28.6	$(21.3)	234.2%	$20.2	$(38.6)	152.4%
Net income (loss) per share — basic	$0.38	$(0.31)	222.6%	$0.29	$(0.58)	150.0%
Net income (loss) per share — diluted	$0.38	$(0.31)	222.6%	$0.29	$(0.58)	150.0%
Cash NOI	$55.1	$48.8	12.8%	$205.5	$180.9	13.6%
Adjusted EBITDA	$48.9	$41.9	16.9%	$181.5	$156.1	16.3%
Core FFO	$33.1	$28.3	17.2%	$118.3	$104.4	13.3%
Core FFO per share / unit — basic	$0.42	$0.40	5.0%	$1.59	$1.49	6.7%
Core FFO per share / unit — diluted	$0.42	$0.40	5.0%	$1.58	$1.49	6.0%
AFFO	$33.9	$28.8	17.7%	$121.7	$107.3	13.4%

Definitions of the above mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended December 31, 2016, the Company acquired 24 buildings for $219.7 million with an Occupancy Rate of 89.0% upon acquisition. The chart below details the acquisition activity for the quarter:

FOURTH QUARTER 2016 ACQUISITION ACTIVITY

Location (CBSA)	Date Acquired	Square Feet	Buildings	Purchase Price ($MM)	Weighted Average Lease Term (Years)	Capitalization Rate
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	10/14/2016	172,647	1	$9.5	3.1
Columbus, OH	10/27/2016	175,512	1	5.4	4.8
Kansas City, MO-KS	10/31/2016	496,373	1	23.2	—
Houston-The Woodlands-Sugar Land, TX	11/2/2016	223,599	1	13.4	5.3
Chicago-Naperville-Elgin, IL-IN-WI	11/2/2016	514,659	3	35.1	6.5
Oklahoma City, OK	11/2/2016	80,400	1	3.4	9.3
San Antonio-New Braunfels, TX	11/2/2016	247,861	1	12.0	9.3
Milwaukee-Waukesha-West Allis, WI	11/3/2016	121,050	1	7.4	14.3
St. Louis, MO-IL	11/7/2016	116,783	1	5.5	5.5
Spartanburg, SC	11/22/2016	572,038	1	20.8	8.1
Columbia, SC	11/30/2016	119,852	1	5.7	7.3
Chicago-Naperville-Elgin, IL-IN-WI	12/14/2016	305,874	5	10.4	5.5
Madison, WI	12/15/2016	254,431	1	7.8	2.4
Montgomery, AL	12/16/2016	332,000	1	8.8	7.0
Cincinnati, OH-KY-IN	12/20/2016	269,868	1	11.2	7.0
Columbia, SC	12/20/2016	176,400	1	11.9	4.3
Minneapolis-St. Paul-Bloomington, MN-WI	12/22/2016	200,720	1	20.5	15.2
Hartford-West Hartford-East Hartford, CT	12/28/2016	126,111	1	7.7	11.5
Total / weighted average		4,506,178	24	$219.7	7.1	7.7%

 The chart below details the 2016 acquisition activity and pipeline through February 16, 2017:

2016 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($MM)	Weighted Average Lease Term (Years)	Capitalization Rate
Q1	710,754	5	$27.9	4.3	8.5%
Q2	1,389,639	5	58.2	6.6	7.9%
Q3	3,696,094	13	166.0	6.2	7.9%
Q4	4,506,178	24	219.7	7.1	7.7%
2016 closed acquisitions	10,302,665	47	$471.8	6.5	7.9%

As of February 16, 2017
Subsequent to quarter-end acquisitions	1,652,262	7	$63.8

Pipeline	36.7 million	169	$1,862.2

During the three months ended December 31, 2016, the Company sold 10 buildings consisting of 2.2 million square feet for $103.3 million. Included in these dispositions was a portfolio of six buildings that was disposed of at a 6.9% weighted average Capitalization Rate. These assets were acquired for a weighted average Capitalization Rate of 9.2%. The chart below details the disposition activity for the year ended December 31, 2016:

2016 DISPOSITION ACTIVITY

Year	Square Feet	Buildings	Sale Price ($MM)
Q1	1,182,450	4	$32.8
Q2	634,404	7	17.8
Q3	139,509	3	0.8
Q4	2,210,567	10	103.3
Total	4,166,930	24	$154.7

Operating Portfolio Leasing Activity

For the three months ended December 31, 2016, the Company executed 12 leases for approximately 1.5 million square feet. The chart below details the leasing activity for leases signed during the quarter:

FOURTH QUARTER 2016 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	GAAP Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Total Costs $/SF	Cash Rent Change	GAAP Rent Change
New leases	453,395	9.9	$3.71	$4.02	$1.33	$1.42	$2.75	—%	6.1%
Renewal leases	631,916	6.5	4.52	4.58	0.14	—	0.14	6.7%	10.5%
Total / weighted average	1,085,311	7.9	$4.18	$4.35	$0.63	$0.59	$1.22	5.6%	9.8%
Temporary leases	393,425
Total leasing activity	1,478,736

The chart below details the leasing activity for leases signed during the year ended December 31, 2016:

2016 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	GAAP Base Rent $/SF	Lease Commissions $/SF	Tenant Improvement $/SF	Total Costs $/SF	Cash Rent Change	GAAP Rent Change
New leases	749,275	8.2	$3.90	$4.16	$1.38	$0.87	$2.25	(0.5)%	4.0%
Renewal leases	4,817,462	4.8	4.02	4.14	0.28	0.28	0.56	1.4%	7.4%
Total / weighted average	5,566,737	5.3	$4.00	$4.14	$0.43	$0.36	$0.79	1.3%	7.3%
Temporary leases	1,329,245
Total leasing activity	6,895,982

The Company experienced 69.1% Retention for the quarter. The chart below details the Retention activity for the year ended December 31, 2016:

2016 RETENTION

Quarter	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention	Cash Rent Change	GAAP Rent Change
Q1	1,251,975	530,485	3.2	42.4%	3.1%	6.1%
Q2	921,971	695,395	5.0	75.4%	5.8%	9.9%
Q3	1,276,074	1,178,574	4.2	92.4%	2.5%	3.4%
Q4	1,760,716	1,215,915	5.9	69.1%	2.0%	11.4%
Total / weighted average	5,210,736	3,620,369	4.7	69.5%	3.0%	8.2%

The Occupancy Rate of the Operating Portfolio as of December 31, 2016 was 95.7%.

As of December 31, 2016, the Company's portfolio included 16 non-core, flex/office buildings that constituted approximately 2% of the overall portfolio's square footage and approximately 3% of the overall portfolio's annualized base rental revenue.
Liquidity and Capital Market Activity

As of December 31, 2016, the Company had total Debt Capacity of $419 million and liquidity of $431 million, comprised of $12 million of cash and $419 million of Immediate Availability on the Company’s unsecured credit facility and unsecured term loans.

On December 20, 2016, the Company amended and restated the loan agreements related to two $150 million unsecured bank term loans (“Term Loan A” and "Term Loan B”). The transaction reduced the cost reflected in the applicable pricing grids with no changes to maturity dates or other material terms of the loans. The leverage-based pricing grid for Term Loan A was reduced from LIBOR + 1.65% to LIBOR + 1.30% and Term Loan B was reduced from LIBOR +1.70% to LIBOR + 1.30%, assuming the most recently reported leverage levels.

On December 29, 2016, the Company funded the previously committed $150 million unsecured, five-year bank term loan C. The proceeds were used to repay amounts drawn under the unsecured credit facility.

During the three months ended December 31, 2016, the Company issued 7,888,538 shares of common stock under its ATM program, realizing gross proceeds of $182.0 million. The chart below details the ATM program activity for the year ended December 31, 2016:
2016 ATM ACTIVITY

ATM	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds $(MM)	Net Proceeds $(MM)
Q1	—	—	—	—
Q2	—	—	—	—
Q3	4,201,500	$23.97	$100.7	$99.2
Q4	7,888,538	23.07	182.0	179.5
Total / Weighted Average	12,090,038	$23.38	$282.7	$278.7

Subsequent to December 31, 2016, the Company sold 1,661,799 shares under its ATM program for gross proceeds of $39.1 million. The net proceeds of $38.6 million were used to repay amounts outstanding under the Company's unsecured credit facility.

Dividends

Subsequent to quarter end, on February 15, 2017, the Company’s Board of Directors declared a monthly common stock dividend of $0.116667 per share for the months of April, May and June 2017. The chart below details the common dividends declared:

FIRST & SECOND QUARTER 2017 COMMON DIVIDENDS

Month	Record Date	Payment Date	Dividend
January 2017	January 31, 2017	February 15, 2017	$0.116667
February 2017	February 28, 2017	March 15, 2017	$0.116667
March 2017	March 31, 2017	April 17, 2017	$0.116667
April 2017	April 28, 2017	May 15, 2017	$0.116667
May 2017	May 31, 2017	June 15, 2017	$0.116667
June 2017	June 30, 2017	July 17, 2017	$0.116667

Subsequent to quarter end, on February 15, 2017, the Company’s Board of Directors declared the following first quarter preferred stock dividends:

FIRST QUARTER 2017 PREFERRED DIVIDENDS DECLARED

Series	Record Date	Payment Date	Quarterly Dividend
Series B - 6.625% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr B)	March 15, 2017	March 31, 2017	$0.4140625
Series C - 6.875% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr C)	March 15, 2017	March 31, 2017	$0.4296875

On November 2, 2016, the Company redeemed all of the outstanding 9.0% Series A Preferred Stock, at a cash redemption price of $25.00 per share plus accrued and unpaid dividends.
The Company’s dividend policy is set by the Board of Directors, which considers, among other factors, REIT distribution requirements and recurring, distributable, cash income.

Conference Call

The Company will host a conference call tomorrow, Friday, February 17, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13652508.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/corporateprofile.aspx?iid=4263385

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Presentations” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	December 31, 2016	December 31, 2015(1)
Assets
Rental Property:
Land	$272,162	$228,919
Buildings and improvements, net of accumulated depreciation of $187,413 and $147,917, respectively	1,550,141	1,334,776
Deferred leasing intangibles, net of accumulated amortization of $237,456 and $200,758, respectively	294,533	276,272
Total rental property, net	2,116,836	1,839,967
Cash and cash equivalents	12,192	12,011
Restricted cash	9,613	8,395
Tenant accounts receivable, net	25,223	21,478
Prepaid expenses and other assets	20,821	18,064
Interest rate swaps	1,471	1,867
Total assets	$2,186,156	$1,901,782
Liabilities and Equity
Liabilities:
Unsecured credit facility	$28,000	$56,000
Unsecured term loans, net	446,608	296,618
Unsecured notes, net	397,966	397,720
Mortgage notes, net	163,565	229,910
Accounts payable, accrued expenses and other liabilities	35,389	25,662
Interest rate swaps	2,438	3,766
Tenant prepaid rent and security deposits	15,195	14,628
Dividends and distributions payable	9,728	8,234
Deferred leasing intangibles, net of accumulated amortization of $10,450 and $8,536, respectively	20,341	11,387
Total liabilities	1,119,230	1,043,925
Equity:
Preferred stock, par value $0.01 per share, 15,000,000 shares authorized,
Series A, no shares issued and outstanding at December 31, 2016 and 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at December 31, 2015	—	69,000
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at December 31, 2016 and December 31, 2015	70,000	70,000
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at December 31, 2016 and no shares issued and outstanding at December 31, 2015	75,000	—
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 80,352,304 and 68,077,333 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	804	681
Additional paid-in capital	1,293,706	1,017,397
Common stock dividends in excess of earnings	(410,978)	(332,271)
Accumulated other comprehensive loss	(1,496)	(2,350)
Total stockholders’ equity	1,027,036	822,457
Noncontrolling interest	39,890	35,400
Total equity	1,066,926	857,857
Total liabilities and equity	$2,186,156	$1,901,782

(1) In the fourth quarter of 2016, the Company revised the prior period rental property depreciation and amortization expense amounts and accumulated building and improvements depreciation amounts. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for a detailed discussion of the revision.

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	Three months ended December 31,		Year ended December 31,
	2016(1)	2015(1)	2016(1)	2015(1)
Revenue
Rental income	$56,166	$50,262	$212,741	$186,463
Tenant recoveries	10,300	8,531	37,107	31,666
Other income	68	94	395	504
Total revenue	66,534	58,887	250,243	218,633
Expenses
Property	13,232	11,362	48,904	42,627
General and administrative	7,022	7,296	33,395	28,750
Property acquisition costs	1,454	2,246	4,567	4,757
Depreciation and amortization	33,719	29,972	125,444	110,421
Loss on impairments	5,614	20,894	16,845	29,272
Other expenses	292	157	1,149	1,048
Total expenses	61,333	71,927	230,304	216,875
Other income (expense)
Interest income	2	2	10	9
Interest expense	(11,082)	(9,838)	(42,923)	(36,098)
Loss on extinguishment of debt	(1,288)	—	(3,261)	—
Gain on the sales of rental property, net	40,234	3,273	61,823	4,986
Total other income (expense)	27,866	(6,563)	15,649	(31,103)
Net income (loss)	$33,067	$(19,603)	$35,588	$(29,345)
Less: income (loss) attributable to noncontrolling interest after preferred stock dividends	1,376	(1,087)	1,069	(1,962)
Net income (loss) attributable to STAG Industrial, Inc.	$31,691	$(18,516)	$34,519	$(27,383)
Less: preferred stock dividends	2,983	2,712	13,897	10,848
Less: amount allocated to participating securities	100	94	384	385
Net income (loss) attributable to common stockholders	$28,608	$(21,322)	$20,238	$(38,616)
Weighted average common shares outstanding — basic	75,558,806	67,805,519	70,637,185	66,307,972
Weighted average common shares outstanding — diluted	75,865,780	67,805,519	70,852,548	66,307,972
Net income (loss) per share — basic and diluted
Net income (loss) per share attributable to common stockholders — basic	$0.38	$(0.31)	$0.29	$(0.58)
Net income (loss) per share attributable to common stockholders — diluted	$0.38	$(0.31)	$0.29	$(0.58)

(1) In the fourth quarter of 2016, the Company revised the prior period rental property depreciation and amortization expense amounts and accumulated building and improvements depreciation amounts. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for a detailed discussion of the revision.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	Three months ended December 31,		Year ended December 31,
	2016(1)	2015(1)	2016(1)	2015(1)
NET OPERATING INCOME RECONCILIATION
Net income (loss)	$33,067	$(19,603)	$35,588	$(29,345)
Asset management fee income	(44)	(77)	(210)	(379)
General and administrative	7,022	7,296	33,395	28,750
Property acquisition costs	1,454	2,246	4,567	4,757
Depreciation and amortization	33,719	29,972	125,444	110,421
Interest income	(2)	(2)	(10)	(9)
Interest expense	11,082	9,838	42,923	36,098
Loss on impairments	5,614	20,894	16,845	29,272
Loss on extinguishment of debt	1,288	—	3,261	—
Other expenses	292	157	1,149	1,048
Gain on the sales of rental property, net	(40,234)	(3,273)	(61,823)	(4,986)
Corporate sublease rental income	—	—	—	(187)
Net operating income	$53,258	$47,448	$201,129	$175,440

Net operating income	$53,258	$47,448	$201,129	$175,440
Straight-line rent adjustments, net	387	(809)	(1,877)	(3,115)
Intangible amortization in rental income, net	1,462	2,195	6,213	8,526
Cash net operating income	$55,107	$48,834	$205,465	$180,851

Cash net operating income	$55,107
Cash NOI from acquisitions' and dispositions' timing	1,845
Cash termination income	(929)
Run Rate Cash NOI	$56,023

ADJUSTED EBITDA RECONCILIATION
Net income (loss)	$33,067	$(19,603)	$35,588	$(29,345)
Intangible amortization in rental income, net	1,462	2,195	6,213	8,526
Straight-line rent adjustments, net	(470)	(995)	(2,496)	(3,405)
Non-cash compensation expense	2,036	1,911	8,164	7,578
Termination income	(72)	(1,299)	(271)	(2,986)
Property acquisition costs	1,454	2,246	4,567	4,757
Depreciation and amortization	33,719	29,972	125,444	110,421
Interest income	(2)	(2)	(10)	(9)
Interest expense	11,082	9,838	42,923	36,098
Severance costs	—	—	3,063	—
Non-recurring other expenses	—	—	—	167
Loss on impairments	5,614	20,894	16,845	29,272
Loss on extinguishment of debt	1,288	—	3,261	—
Gain on the sales of rental property, net	(40,234)	(3,273)	(61,823)	(4,986)
Adjusted EBITDA	$48,944	$41,884	$181,468	$156,088

Adjusted EBITDA	$48,944
Adjusted EBITDA from acquisitions' and dispositions' timing	1,845
Run Rate Adjusted EBITDA	$50,789

(1) In the fourth quarter of 2016, the Company revised the prior period rental property depreciation and amortization expense amounts and accumulated building and improvements depreciation amounts. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for a detailed discussion of the revision.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	Three months ended December 31,		Year ended December 31,
	2016(1)	2015(1)	2016(1)	2015(1)
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income (loss)	$33,067	$(19,603)	$35,588	$(29,345)
Rental property depreciation and amortization	33,645	29,925	125,182	110,241
Loss on impairments	5,614	20,894	16,845	29,272
Gain on the sales of rental property, net	(40,234)	(3,273)	(61,823)	(4,986)
Funds from operations	$32,092	$27,943	$115,792	$105,182
Preferred stock dividends	(2,983)	(2,712)	(13,897)	(10,848)
Amount allocated to participating securities	(100)	(94)	(384)	(385)
Funds from operations attributable to common stockholders and unit holders	$29,009	$25,137	$101,511	$93,949

Funds from operations attributable to common stockholders and unit holders	$29,009	$25,137	$101,511	$93,949
Intangible amortization in rental income, net	1,462	2,195	6,213	8,526
Termination income	(72)	(1,299)	(271)	(2,986)
Property acquisition costs	1,454	2,246	4,567	4,757
Loss on extinguishment of debt	1,288	—	3,261	—
Severance costs	—	—	3,063	—
Non-recurring other expenses	—	—	—	167
Core funds from operations	$33,141	$28,279	$118,344	$104,413

Weighted average common shares, participating securities, performance units and other units
Weighted average common shares outstanding	75,558,806	67,805,519	70,637,185	66,307,972
Weighted average participating securities outstanding	152,990	271,400	184,115	280,839
Weighted average units outstanding	3,633,881	3,486,150	3,675,144	3,417,964
Weighted average common shares, participating securities, other units - basic	79,345,677	71,563,069	74,496,444	70,006,775
Weighted average performance units	88,759	—	102,680	—
Dilutive common share equivalents	306,974	—	215,363	—
Weighted average common shares, participating securities, performance and other units - diluted	79,741,410	71,563,069	74,814,487	70,006,775
Core funds from operations per share / unit - basic	$0.42	$0.40	$1.59	$1.49
Core funds from operations per share / unit - diluted	$0.42	$0.40	$1.58	$1.49

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$33,141	$28,279	$118,344	$104,413
Add: non-rental property depreciation and amortization	74	47	262	180
Straight-line rent adjustments, net	(470)	(995)	(2,496)	(3,405)
Recurring capital expenditures	(1,117)	(547)	(2,176)	(1,136)
Renewal lease commissions and tenant improvements	(175)	(229)	(2,021)	(1,595)
Non-cash portion of interest expense	424	355	1,632	1,262
Non-cash compensation expense	2,036	1,911	8,164	7,578
Adjusted funds from operations(2)	$33,913	$28,821	$121,709	$107,297

(1) In the fourth quarter of 2016, the Company revised the prior period rental property depreciation and amortization expense amounts and accumulated building and improvements depreciation amounts. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for a detailed discussion of the revision.
(2) Excludes Non-Recurring Capital Expenditures of approximately $6,141, $13,361, $2,741 and $12,239 and new leasing commissions and tenant improvements of approximately $890, $1,975, $500 and $1,161, for the three months and year ended December 31, 2016 and December 31, 2015, respectively.

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditure: We define Acquisition Capital Expenditure as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition and underwritten to occur in the first 12 months. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA), and Run Rate Adjusted EBITDA: We define Adjusted EBITDA as net income (loss) (computed in accordance with GAAP) before interest, tax, depreciation and amortization, property acquisition costs, gain on the sales of rental property, termination income, straight-line rent adjustments, non-cash compensation, intangible amortization in rental income, loss on impairments, loss on extinguishment of debt and other non-recurring items.

We define Run Rate Adjusted EBITDA as Adjusted EBITDA plus incremental Adjusted EBITDA related to acquisitions acquired in each quarter for which a full quarter’s results were not reflected less Adjusted EBITDA related to the quarter’s dispositions. Run Rate Adjusted EBITDA does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

Adjusted EBITDA and Run Rate EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, Adjusted EBITDA and Run Rate Adjusted EBITDA should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that Adjusted EBITDA and Run Rate Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Capitalization Rate: We define Capitalization Rate as the estimated weighted average cash capitalization rate, calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the purchase price plus estimated Acquisition Capital Expenditures. These capitalization rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2016.

Comparable Lease: We define a Comparable Lease as a lease with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership, leases on space with downtime in excess of two years, leases with materially different lease structures, leases associated with known vacates at the time of acquisition, and leases with credit-related modifications.

Core Based Statistical Area (CBSA): We define Core Based Statistical Area ("CBSA") as a U.S. geographic area defined by the Office of Management and Budget that consists of one or more counties (or equivalents) anchored by an urban center of at least 10,000 people plus adjacent counties that are socioeconomically tied to the urban center by commuting.

Debt Capacity: We define Debt Capacity as the aggregate undrawn nominal commitments under the Company’s unsecured debt instruments.

Enterprise Value: We define Enterprise Value as Equity Market Capitalization plus the liquidation value of our preferred stock plus the amounts outstanding under our unsecured credit facility, unsecured term loans, unsecured notes, and mortgage notes.

Equity Market Capitalization: We define Equity Market Capitalization based on period ended closing stock price multiplied by total shares and units at quarter end.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO and AFFO exclude property acquisition costs, lease termination income, intangible amortization in rental income, loss on extinguishment of debt, and non-recurring other expenses. AFFO also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts recurring capital expenditures and lease renewal commissions and tenant improvements.

None of FFO, Core FFO or AFFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO and AFFO similarly as FFO.

However, because FFO, Core FFO and AFFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of theses measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculations of Core FFO and AFFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: U.S. generally accepted accounting principles.

GAAP Rent Change: We define GAAP Rent Change as the percentage change in the average base rent over the contractual lease term (excluding above/below market lease amortization) of the Comparable Lease.

Immediate Availability: We define Immediate Availability as the amount of Debt Capacity the Company could immediately borrow consistent with the financial covenants in its debt instruments.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, corporate sub-lease rental income, asset management fee income, property acquisition costs, loss on extinguishment of debt, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.
Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements.
Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which the lease term has commenced as of the close of the reporting period.

Operating Portfolio: We define our Operating Portfolio as including all warehouse and light manufacturing assets and excluding non-core flex/office assets and assets under redevelopment. Our Operating Portfolio also excludes billboard, parking lot and cell tower leases.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process.  The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life.
Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for twelve months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration and (iii) an early renewal or workout, which ultimately does extend the original term for twelve months or more.

Real Estate Cost Basis: We define Real Estate Cost Basis as the book value of rental property and deferred leasing intangibles, exclusive of the related accumulated depreciation and amortization.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period. Neither the Renewal Leases nor leases expiring include Temporary Leases or License Agreements. Retention excludes leases associated with known vacates at the time of acquisition, leases with credit-related modifications, and early terminations.

Temporary Leases/License Agreements: We define a Temporary Lease or a License Agreement as any lease that is signed for an initial term of less than twelve months; this includes short-term new leases and short-term renewal leases.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.